Exhibit 4.17

Free translation

Certain information has been omitted from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by (“[***]”).

DocuSign Envelope ID: ED0FE3C3-1737-4DEE-BEE4-138565F51B54

1st AMENDMENT TO THE ELECTRICITY SALE AGREEMENT BY AND BETWEEN SENDAS DISTRIBUIDORA S/A. (ASSAÍ ATACADISTA) AND GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA. AND, AS INTERVENING GUARANTOR, COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO (“1st Amendment”).

ON THE ONE PART,

SENDAS DISTRIBUIDORA S/A. (ASSAÍ ATACADISTA), a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business at Avenida Ayrton Senna, 6.000, Lote 2 - Anexo A, Jacarepaguá, Rio de Janeiro - State of Rio de Janeiro, registered with the National Corporate Taxpayer’s Register of the Ministry of Economy (CNPJ/ME) under No. 06.057.223/0001-71, herein represented by its undersigned legal representatives, hereinafter referred to as Purchaser;

AND, ON THE OTHER PART,

GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA., registered with the National Corporate Taxpayer’s Register of the Ministry of Finance (CNPJ/MF) under No. 34.230.109/0001-37, with its principal place of business in the Capital City of the State of São Paulo, at Alameda Santos, 1.357, 13º andar, Cerqueira César, Zip Code (CEP) 01418-100, hereinafter referred to as Seller,

And, as INTERVENING GUARANTOR,

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business at Av. Brigadeiro Luiz Antônio, 3142 - Jardim Paulista, in the City of São Paulo, State of São Paulo, registered with CNPJ/ME under No. 47.508.411/0001-56, herein represented according to its articles of incorporation, hereinafter referred to as Guarantor;

And also, as Primary Suppliers,

[***];

[***];

[***];

[***];

[***]);

[***];

[***]; and

[***];

[***];

[***];

[***];

[***];

[***];

[***].

[***] (hereinafter referred to simply as “[***]”, and [***], jointly with [***] and [***], “Primary Supplier”)

Whereas:

a)	On December 31, 2019, the Parties executed the Electricity Sale Agreement, the purpose of which is the sale of Contracted Electricity from incentivized source, entitled to a 50% rebate on the portion of the wire component of TUSD/TUST subject to rebate, to be provided by Seller to Purchaser at the Delivery Point, during the period from January 1, 2022, to December 31, 2034 (“Agreement”);

b)	The Contracted Electricity comes from an agreed relationship with its Primary Suppliers (“Supply Agreement”);

c)	The Agreement provides for procedures to be carried out between the Parties in the event of a default by Seller that results in the need for termination under the Supply Agreement;

d)	It is necessary to adapt the Agreement in order to regulate the provisions of item c above, then the Parties, as identified above, mutually agree to execute this 1st Amendment, the sections and conditions of which are binding on the Parties and any of their successors, according to the following terms:

TITLE I - PURPOSE

Section 1 - The Parties mutually agree to amend the Agreement, replacing it entirely with the Exhibit I to this 1st Amendment.

TITLE II - DEFINITIONS AND ASSUMPTIONS APPLICABLE TO THE 1ST AMENDMENT

Section 2 - This 1st Amendment shall become effective on the date of execution hereof, and shall remain in effect until the termination of the Agreement.

Section 3 - The capitalized terms used in this 1st Amendment shall have meanings expressly ascribed to them herein, and when no meaning is expressly ascribed to them herein, then they shall have the meanings expressly ascribed to them in the Agreement.

In witness whereof, the Parties execute this Agreement in two (2) counterparts of equal form and content and with the same effect, before the two (2) undersigned witnesses.

São Paulo - State of São Paulo, July 29, 2020.

SENDAS DISTRIBUIDORA S.A. (“ASSAÍ ATACADISTA”)

Purchaser

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

DocuSigned by:

(sgd)

248C9A8BB10240D

Name: Anderson Barres Castilho

Title: title

Individual Taxpayer’s Register (CPF): [blank]

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Intervening Guarantor

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA.

Seller

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[***]

Primary Suppliers

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

Witnesses:

DocuSigned by:

(sgd)

28BF4F82989F4AF

Name: Lucas Attademo

Individual Taxpayer’s Register (CPF): 107.946.217-16

[blank]

Name: [blank]

Individual Taxpayer’s Register (CPF): [blank]

EXHIBIT I

ELECTRICITY SALE AGREEMENT EXECUTED BY AND BETWEEN SENDAS DISTRIBUIDORA S/A. (ASSAÍ ATACADISTA) AND GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA. AND, AS INTERVENING GUARANTOR, COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, AND ALSO, AS PRIMARY SUPPLIERS, [***] AND ITS AFFILIATES

ELECTRICITY SALE AGREEMENT BY AND BETWEEN SENDAS DISTRIBUIDORA S/A. (ASSAÍ ATACADISTA) AND GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA. AND, AS INTERVENING GUARANTOR, COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO (“Agreement”).

ON THE ONE PART,

SENDAS DISTRIBUIDORA S/A. (ASSAÍ ATACADISTA), a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business at Avenida Ayrton Senna, 6.000, Lote 2 - Anexo A, Jacarepaguá, Rio de Janeiro - State of Rio de Janeiro, registered with the National Corporate Taxpayer’s Register of the Ministry of Economy (CNPJ/ME) under No. 06.057.223/0001-71, herein represented by its undersigned legal representatives, hereinafter referred to as Purchaser;

AND, ON THE OTHER PART,

GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA., registered with the National Corporate Taxpayer’s Register of the Ministry of Finance (CNPJ/MF) under No. 34.230.109/0001-37, with its principal place of business in the Capital City of the State of São Paulo, at Alameda Santos, 1.357, 13º andar, Cerqueira César, Zip Code (CEP) 01418-100, hereinafter referred to as Seller.

And, as INTERVENING GUARANTOR,

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business at Av. Brigadeiro Luiz Antônio, 3142 - Jardim Paulista, in the City of São Paulo, State of São Paulo, registered with CNPJ/ME under No. 47.508.411/0001-56, herein represented according to its articles of incorporation, hereinafter referred to as Guarantor;

And also, as Primary Supplier,

[***];

[***];

[***];

[***];

[***];

[***];

[***]; and

[***]

[***];

[***];

[***];

[***];

[***];

[***].

[***] (hereinafter referred to simply as “[***]”, and [***], jointly with t[***] and [***], “Primary Supplier”)

Whereas:

e)	Seller is a trading agent authorized by CCEE to operate in the free market;

f)	Seller is interested in selling, and Purchaser is interested in buying a certain amount of electricity on the open market for a period of fifteen (15) years;

g)	On this date, Seller and Purchaser executed an Electricity Sale Agreement with term of effectiveness of two (2) years, with supply for the remaining thirteen (13) years subject to compliance with certain conditions precedent, as specified in this Agreement;

h)	Seller has plans to obtain authorization from CCEE to operate as a retailer, and it is also in the interest of Purchaser, when it is granted the said authorization, to migrate its units under the management of Seller from a free market unit to a retail unit, and the Parties also agree that, upon the consummation of such migration, this Agreement shall be revised and duly amended to make it reflect the requirements of the retail market;

Seller and Purchaser, hereinafter referred to individually as Party and jointly as Parties, as identified above, mutually agree to execute this Agreement, the sections and conditions of which are binding on the Parties, Guarantor and any of their successors, according to the following terms:

TITLE I – DEFINITIONS AND ASSUMPTIONS APPLICABLE TO THE AGREEMENT

Section 1 - In this Agreement, technical words and terms will be used and their meanings, unless otherwise specified, shall be as following:

a)	“CCEE Agent”: any Concessionaire, Permittee or Authorized Person that engages in provision of electricity services and installations, as well as Sellers, Free Consumers and Special Consumers;

b)	“Monthly Adjustments”: any adjustments to be made by Seller in the CLIQCCEE related to the Monthly Contracted Electricity, in each month of the Supply Period;

c)	“ANEEL”: Brazilian Electricity Regulatory Agency, a special instrumentality responsible for regulation and inspection of electricity services, instituted by Law No. 9427, of December 26, 1996, and regulated by Decree No. 2335 of December 6, 1997, as amended;

d)	“Measurement Agent”: the CCEE Agent responsible for collecting, sending and adjusting measurement data from the measurement point in the CLIQCCEE system.

e)	“Competent Authority”: any legal, arbitral or government authority with power to interfere in this Agreement or in the Parties’ activities;

f)	“CCEE”: Electricity Trading Chamber, a non-profit legal entity of private law that operates as regulated and inspected by ANEEL, the purpose of which is to account for and settle the electricity purchase and sale transactions between the CCEE Agents in the National Interconnected System;

g)	“Gravity Center”: the virtual point in a specific Submarket of the National Interconnected System, according to terms of the Sale Rules, where Contracted Electricity is delivered symbolically for accounting purposes;

h)	“CLIQCCEE”: the computer system developed based on the Sale Rules and Sale Procedures, which supports the accounting and financial settlement of all electricity sold in the CCEE;

i)	“Supply Agreement”: the agreement executed by and between Seller and Primary Supplier on December 23, 2019, the purpose of which is the sale of electricity from incentivized sources, entitled to a [***]% rebate on the portion of the wire component of TUSD/TUST subject to rebate, with the same technical characteristics described in Annex I to this Agreement;

j)	“Trading Convention”: document that establishes the structure and operation of the CCEE, instituted by ANEEL Normative Resolution No. 109, of October 26, 2004;

k)	“Sector Charges”: all specific fees, contributions, charges, and costs of the power industry, including, but not limited to, System Service Charges (ESS), Reserve Energy Charge, and Electricity Development Account (CDE);

l)	“Electricity”: the quantity of active electricity during any period of time, expressed in Watt-hour (Wh) or its multiples;

m)	“Contracted Electricity”: the quantity of electricity established in Annex I to be made available by Seller to Purchaser during the Supply Period, expressed in MWh (megawatt hour) and average MW (average megawatt);

n)	“Monthly Contracted Electricity”: the quantity of Contracted Electricity for each Contract Month of the Supply Period, expressed in MWh (megawatt hour), according to the Seasonalization defined in Annex I to this Agreement;

o)	“Billable Monthly Electricity”: quantity of electricity to be billed by Seller for each Contract Month;

p)	“Flat”: homogeneous distribution of Contracted Electricity in monthly or hourly amounts according to the Seasonalization or Modulation agreed by the Parties according to the terms of Annex I to the Agreement;

q)	“Flexibility”: possibility for Purchaser, as agreed between the Parties in Annex I, to adjust the amount of Contracted Electricity for a Contract Month at its sole discretion;

r)	“Primary Supplier”: [***], and all its subsidiaries, as electricity generation company and Seller under the Supply Agreement;

s)	“Economic Group”: means, in relation to any of the Parties, any company that, individually or jointly, directly or indirectly, holds a shareholding interest in a certain Party, has its capital held in whole or in part by a certain Party, or is a partner in a company together with a certain Party;

t)	“Law”: all constitutional provisions, laws, provisional measures, decrees, resolutions, ordinances, instructions, orders, declarations, rulings, regulations and official interpretations of any Competent Authority with jurisdiction over the matter concerned, including the Sales Rules and the Sales Procedures, and the respective subsequent amendments thereto or any writings that may replace them;

u)	“Contract Month”: each and every calendar month of each year of the Supply Period;

v)	“Short-Term Market”: segment of CCEE where the differences between the quantities of electricity contracted and registered by the CCEE agents and the quantities of generation or consumption actually verified and attributed to the respective CCEE agents are traded.

w)	“Modulation”: distribution of Monthly Contracted Electricity at all hours of the respective Contract Month;

x)	“Notice of Dispute”: a written notice to the Parties about disputes arising from and/or relating to the provisions of this Agreement;”

y)	“ONS”: the Electric System National Operator created by Law No. 9648/1998;

z)	“TUSD/TUST Reduction Reference Percentage”: reference percentage equal to fifty percent (50%) of the portion of the wire component of TUSD/TUST subject to rebate;

aa)	“Supply Period”: the period during which Seller will provide Purchaser with the Contracted Electricity as set out in Annex I;

bb)	“Delivery Point”: the Submarket Gravity Center in which the Contracted Electricity shall be made available and sold by Seller to Purchaser by symbolic delivery, as provided for in Annex I;

cc)	“PLD”: the Settlement Price for the Differences to be announced by the CCEE, calculated in advance, with a weekly maximum periodicity and based on the operation marginal cost, limited by minimum and maximum prices, in force for each calculation period and for each Submarket, based on which the electricity sold in the Short-Term Market is priced.

dd)	“Sales Procedures”: set of rules approved by ANEEL, which define the conditions, requirements, events, and terms related to the sale of electricity in the CCEE;

ee)	“Sales Rules”: set of operating and business rules and their algebraic formulations defined by ANEEL, applicable to the sale of electricity in the CCEE;

ff)	“Seasonalization”: monthly distribution within each Supply Period of the quantities of annual Contracted Electricity, subject to the Sales Rules and Procedures;

gg)	“Accounting and Settlement System (SCL)”: the computer system developed based on the Sale Rules and Sale Procedures, which supports the accounting and financial settlement of all electricity sold under the scope of the CCEE;

hh)	“National Interconnected System (SIN)”: the set of facilities and equipment responsible for the electricity supply of the electrically-connected regions of the country.

ii)	“Submarket”: divisions of the National Interconnected System (SIN) for which specific PLDs are established and the boundaries of which are defined based on the presence and duration of relevant transmission constraints on the flows of electricity in the SIN.

jj)	“Taxes”: all taxes, fees, and contributions accruing on the supply under this Agreement, excluding any other taxes now existing or that may be created on the net profit or income of any of the Parties. Such exclusion includes, but it is not limited to, corporate income tax, social contribution on net profits and taxes or contributions on financial transactions;

kk)	“TUSD/TUST”: Fees for Use of the Electric Distribution and Transmission Systems to be charged to the Consumer Units for the use of the distribution and transmission networks of the concessionaires of the place where it is connected; and

ll)	“Consumer Unit” means each Purchaser consumer unit listed in Annex III to this Agreement.

Sole Paragraph - All the terms defined above, when used in the singular in the context of this Agreement and exhibits hereto shall also include plural and vice versa.

Section 2 - In order to enforce the provisions under this Agreement, the Parties represent that they agree to comply with the Sale Rules, the Sale Procedures and the Law and amendments thereto.

Section 3 - The Annexes to this Agreement described below are part of this Agreement as they had been fully transcribed herein, and the Parties hereby represent that they are aware of the entire content thereof:

a)	Annex I - Agreement Specific Conditions;

b)	Annex II - Communication Channels;

c)	Annex III - List of Consumer Units;

d)	Annex IV - Reimbursement of Penalties and Restoration of Generation Capacity;

e)	Annex V - Corporate Guarantee Letter - Primary Suppliers; and

f)	Annex VI - Power of attorney.

TITLE II - PURPOSE, CONDITIONS PRECEDENT AND TERM OF EFFECTIVENESS

Chapter I - Purpose

Section 4 - The purpose of the Agreement is the sale of Contracted Electricity from incentivized source, entitled to a [***]% rebate on the portion of the wire component of TUSD/TUST subject to rebate, to be supplied by Seller to Purchaser at the Delivery Point during the Supply Period, as set out in Annex I.

Paragraph Two - The Parties agree that Seller shall solely bear all the risks, obligations, liabilities, Taxes, fees, costs and Sector Charges that are incurred and/or verified as result of the supply of the Contracted Electricity to the Gravity Center.

Paragraph Two - The Parties agree that Purchaser shall solely bear all the risks, obligations, liabilities, Taxes, fees, costs and Sector Charges that are incurred and/or verified after the supply of the Contracted Electricity to the Gravity Center.

Paragraph Four - The Parties acknowledge that the physical supply of the Contracted Electricity is not part of the scope of this Agreement and shall be fully subordinated to the technical determinations of ONS and ANEEL, including any determination of electricity rationing by the Competent Authority.

Chapter II - Conditions Precedent

Conditions Precedent

Section 5 - The Parties’ obligations regarding the sale and purchase of Contracted Electricity are subject to the final approval by the Primary Supplier of the capacity to supply the amount of Electricity contracted hereunder during all the Supply Period.

Paragraph One - Seller shall inform Purchaser, until June 30, 2020, provided that this limit date may be extended by Seller with reasonable justification, but in any event by no longer than September 30, 2020, about the obtainment of all the necessary approvals for the supply of Contracted Electricity for the Supply Period, upon written notice to Purchaser (“Notice of Satisfaction of the Conditions Precedent”).

Paragraph Two - Upon receiving the Notice of Satisfaction of the Conditions Precedent, Purchaser shall confirm its acceptance within five (5) business days, which confirmation may not be unreasonably withheld, provided that confirmation will be implied if Purchaser does not answer giving its confirmation within the period of time set forth above.

Paragraph Three - If Seller does not give the Notice of Satisfaction of the Conditions Precedent by June 30, 2020, or by a date extended according to Paragraph One above, Purchaser may immediately and unilaterally terminate this Agreement, without any lien or charges, upon written notice to Seller.

Chapter III - Term of Effectiveness

Section 6 - This Agreement shall enter into effect on the earlier of the date when Purchaser gives notice to Seller agreeing with the Notice of Satisfaction of the Conditions Precedent or the date of expiration of the deadline set forth in Section 5, Paragraph Two above, and will remain in effect until the actual fulfillment of all contractual obligations, including the payment of the invoice relating to the last month of the Supply Period, according to Annex I.

TITLE III - QUANTITIES, SEASONALIZATION, FLEXIBILITY, AND MODULATION

Chapter I - Quantities

Section 7 - The quantity of Contracted Electricity sold by Seller to Purchaser under the conditions of this Agreement is the one stipulated for each year of the Supply Period, as specified in Annex I hereto.

Paragraph One - The Billable Monthly Electricity is the Monthly Contracted Electricity adjusted in accordance with the flexibility set out in Section 9 below.

Chapter II - Seasonalization and Modulation

Section 8 - The conditions for distribution of the Contracted Electricity quantities upon Seasonalization and Modulation are set out in Annex I to this Agreement.

Chapter III - Flexibility

Section 9 - The Contracted Electricity shall be supplied by Seller to Purchaser on a monthly basis with a supply flexibility of up to ten percent (10%) upwards or downwards, as detailed in Annex I of this Agreement.

Section 10 - Seller shall provide Purchaser, until the 2nd business day of each month, with the measurement data consolidated per Consumer Unit, listed in Annex III, collected from the SCDE system to determine the monthly consumption, plus losses equivalent to [***]% of the measured consumption. The measured electricity, plus losses, will be applied to the flexibilities for determining the Billable Monthly Electricity. This flexibility shall be exercised in accordance with Purchaser’s official consumption measurement reports - CCEE MED003 - or any future format that may replace it.

Paragraph One - If Purchaser, for any reason, in a given Contract Month, does not need [***]%of the Monthly Contracted Electricity, the Billable Monthly Electricity will be equivalent to at least [***]%of the Monthly Contracted Electricity.

Paragraph Two - If Purchaser, for any reason, in a given Contract Month needs more than [***]% of the Monthly Contracted Electricity, the Billable Monthly Electricity will be equivalent to at most [***]%of the Monthly Contracted Electricity.

TITLE IV - AGREEMENT REGISTRATION AND VALIDATION

Section 11 - Seller will carry out the entire management of Contracted Electricity before the CLIQCCEE, proceeding to registration and validation of the quantities of Contracted Electricity within the deadlines provided for in the Sales Procedures and in accordance with the terms agreed in this Section.

Paragraph One - Until January 1, 2020, Seller will register and validate with CLIQCCEE, on behalf of Purchaser, the amount of Contracted Electricity corresponding to twelve (12) months after the start of the Supply Period.

Paragraph Two -- Monthly, if Seller does not register the volume of Contracted Electricity within the deadlines set out in the Sales Rules, Seller shall bear the costs with the financial settlement of the MCP, with the payment of penalties for exposure of electricity generation capacity, and with the restoration of electricity in the immediately following accrual Contract Month. Purchaser hereby agrees to refund, within five (5) business days, the amount paid in relation to the electricity used to restore the generation capacity upon financial settlement. For illustrative purposes only, this Agreement, in the form of Annex IV, contains the rationale of the mechanisms for reimbursement of penalties and restoration of generation capacity.

Paragraph Three - Seller will be required to make Monthly Adjustments during all the Supply Period.

Paragraph Four - If Seller, for any reason, fails to perform management of the Contracted Electricity at CCEE (including adjustments) under the terms of this Agreement and in accordance with the Rules and Sales Procedures, it will be deemed in default and shall indemnify Purchaser for all costs and penalties that the latter has provenly incurred with the quantities not registered, not validated and/or not adjusted in the CCEE accounting, as the case may be.

Paragraph Five - For the purpose of complying with the provisions of this Section, Seller shall, every 2nd business day of each month, provide Purchaser with a report informing the Monthly Contracted Electricity of the previous month.

Section 12 - In the event that Seller does not register or adjust the Contracted Electricity due to Purchaser default, Purchaser shall not be entitled to the Contracted Electricity and/or to any complaint, and this Agreement may be terminated, and Purchaser shall pay the amounts relating to the fine and financial compensation provided for in Sections 30 and 31.

Section 13 - Without prejudice to the provisions of Sections 30 and 31 of this Agreement, if the registered quantity of Contracted Electricity is to be changed/adjusted by CCEE, in accordance with the Sales Procedures and Rules and as established in ANEEL Normative Resolution No. 622, of August 19, 2014, due to Seller’s proven fault, Seller undertakes to reimburse Purchaser upon debit note to be paid within up to five (5) business days after the date of its issue. The amount of reimbursement shall take into account the losses and damages duly proven resulting from the said adjustment, proportional to the amount of electricity adjusted by the CCEE, including, but not limited to (i) amounts paid in the Short-Term Market; (ii) penalties for insufficient electricity generation capacity; and (iii) replacement electricity to be supplied to Purchaser. With respect to replacement electricity, Purchaser hereby agrees to refund, within up five (5) business days, the amount paid in relation to the electricity used to restore the generation capacity upon financial settlement.

Sole Paragraph - If the registration of the Agreement is definitely canceled by the CCEE, due to proven fault of the Seller, Seller shall pay the amounts provided for in Sections 30 and 31.

TITLE V - PRICES AND ADJUSTMENTS

Chapter I - Prices

Section 14 - The Contract Price valid for each year of the Supply Period is established in Annex I hereto.

Paragraph One - The Parties acknowledge that the contract price, together with the adjustment rules provided for in the Agreement, is sufficient, on this date, for the fulfillment of the obligations provided for herein.

Paragraph Two - The creation, alteration or extinction of Taxes and/or Sector Charges related to the subject matter of this Agreement that directly impacts the economic-financial balance of the Agreement shall be discussed between the Parties for a possible adjustment upwards or downwards of the contractual price of electricity. Studies of impacts on the Agreement due to changes in Taxes and/or Sector Charges shall be made by the interested Party and submitted to the other Party by written notice, informing the event that changed the ordinary condition of the Agreement, the date of its occurrence, the impacts on the contractual price and the suggestion of new prices.

Paragraph Three - If the Parties agree with the adjustment of the Contract Price, they shall execute an amendment to this Agreement to reflect such adjustment within up to thirty (30) days after the sending of the notice.

Paragraph Four - In the event of disagreement about the adjustment of the Contract Price or about its new amounts, the Parties agree to proceed in accordance with Title XII.

Paragraph Five - Without prejudice to Paragraph Six of this Section, the Parties resolve that any subsequent regulatory changes resulting in a change in the ceiling price of the PLD (Settlement Price for Differences), or even in any change in the systematic calculation of the PLD, including, but not limited to, the calculation of prices on an hourly basis, as well as any reductions in the electricity demand in the Free Contracting Environment (ACL), will not result in changes in the commercial sections, in Annex I and/or adjustment of the contract price.

Paragraph Six - The Parties represent that they know that the determination of the Settlement Price for Differences (“PLD”) may change, including, but not limited to, the implementation of the price with hourly training. In the event of an actual change in the PLD, in the hourly training or other procedures/criteria, there will be no changes in the commercial sections and conditions agreed under Paragraph Five of this Section.

Paragraph Seven - The Parties shall be responsible for the payment of Taxes levied on their income, including those levied on financial transactions, without any transfer of such responsibility to the other Party.

Chapter II - Adjustments

Section 15 - The base date for adjustment of the Contract Price valid for each year of the Supply Period is defined in Annex I hereto, and such price shall be adjusted on the dates and based on indexes provided for in the said Annex I.

Paragraph One - The contract price, subject to the adjustment date and index set out in Annex I, shall be adjusted according to the formula below:

Paragraph Two - If the inflation rate provided for in Annex I is extinguished, another one that will replace it will be adopted and, in case of uncertainty of substitute rate, other rate shall be agreed between the Parties.

TITLE VI - BILLING AND PAYMENT

Chapter I - Billing

Section 16 – The electricity will be billed on a monthly basis according to the Billable Monthly Electricity quantity, in megawatt-hours, and the Contract Price agreed under this Agreement, according to the formula below:

[***]

Section 17 - Purchaser shall pay all Sector Charges and Taxes for which it is responsible.

Section 18 - Considering that the Contracted Electricity is from an incentivized source, pursuant to Law No. 9427/1996, Article 26, paragraph 1, Purchaser shall be entitled to a [***]% rebate in the TUSD/TUST, according to the terms of the Sales Rules and Sales Procedures.

Paragraph One - If, in a certain Contract Month, the Percentage Reduction in TUSD/TUST is less than the Reference Percentage for Reduction in TUSD/TUST, as defined in Annex I, Seller shall submit a detailed report showing the loss of rebate in order for the Purchaser to issue a debit note for partial cancellation, stating the lower amount of the actual operation and the reason for its issue and the number and date of the debit note, proportionally to the TUSD/TUST Reduction Percentage delivered, after exhaustion of all possibilities of disputing the rebate reduction before the CCEE.

Paragraph Two - In the event of republication or recalculation of the rebate matrix described in the Paragraph One above, Seller will issue a debit note for reimbursement, stating the additional value of the actual operation and stating the reason for its issue and the number and date of original invoice, proportionally to the TUSD/TUST Reduction Percentage delivered, after exhaustion of all possibilities of disputing the rebate reduction before the CCEE.

Paragraph Three - The Parties represent that they freely agreed on this provision with regard to the formula given above and the reimbursement thereof, and that they are aware that due to the system of calculating the TUSD/TUST Reduction Percentages at CCEE, a time lag will occur. The Parties also represent that they know CCEE’s method of publishing and reviewing the TUSD/TUST Reduction Percentages and the possibility of reassessing and recalculating the price, considering the TUSD Rev.0 (sic) amount of the last month of supply.

Paragraph Four - The Parties hereby acknowledge that, in the event of any regulatory change that is proven to have a neutral effect on the adjustment and price conditions, no refund will be due and there will be no change in the Contract Price.

Paragraph Five - Seller shall not be liable for the financial reimbursement provided for in this Section as result of reduction in the TUSD/TUST rebate, which is proven to have been motivated by Purchaser, according to the Sales Procedures and Sales Rules.

Paragraph Six - The reduction of the applicable discount on TUSD/TUST will not constitute Seller’s contractual default when reimbursed according to this Section.

Paragraph Seven - The Parties hereby agree that, under no circumstances described above, the amount attributed to the financial compensation resulting from the loss of the discount in the TUSD/TUST will be greater than the component (VPNA1) provided for in Annex I to this Agreement.

Chapter II - Payment

Section 19 - The way in which the electricity invoices/bills are to be sent by Seller to Purchaser and the respective maturity dates thereof are provided for in Annex I.

Paragraph One - Seller will provide Purchaser with billing details by email addressed to the people designated by Purchaser in Annex II.

Paragraph Two - In case of delay in the issue of the tax invoice by Seller, the payment date will be extended for the same period of time, maintaining the interval of business days originally provided for in this Agreement between the issue of the invoice and the payment date.

Paragraph Three - Any expenses incurred with banking operations resulting from the payments shall be borne by the Party itself, without any charge to the other Party.

Paragraph Four - All payments due by Purchaser must be made free of any lien and deductions not expressly provided for in this Agreement, unless any lien and deductions are due to legal and/or regulatory determination.

Section 20 - If, in relation to any invoice, there are undisputed amounts and clear debts that have not been disputed by Purchaser, Purchaser shall pay the undisputed amount on the respective due date.

Paragraph One - Once the question regarding the disputed amounts has been resolved, the owing Party shall, within up to ten (10) business days from the due date of the invoice, if any additional payment is required, pay the amount of the difference to the other Party.

Paragraph Two - The parties understand and accept that the aforementioned default charges will only apply, in this specific case, to the disputed amount, if Purchaser’s questioning proves to be incorrect.

Paragraph Three - In the event that any discrepancies in the amounts invoiced persist, the Parties agree to proceed as provided for in Title XII.

Chapter III - Default in the Payment and its Effects

Section 21 - Purchaser shall be deemed to be in default if it fails to fully or partially pay any of the amounts due on their due dates.

Section 22 - In the event of late payment by Purchaser of any Bill or Tax Invoice issued under this Agreement, the following charges shall accrue on the overdue amounts, plus monetary restatement based on the same adjustment index set out in Annex I:

a)	fine of [***]%on the amount due;

b)	default interest calculated on the invoice amount, which shall be equal to [***]% per month, calculated on a pro rata die basis, for the period between the due date and the date of the actual payment (exclusive);

TITLE VII - PURCHASER’S GUARANTEE

Section 23 - In order to ensure faithful, timely and full compliance with its current and/or future, principal and ancillary, pecuniary obligations related to the Contracted Electricity for the entire Supply Period, Guarantor hereby irrevocably and irreversibly, in its name and in the name of its successor in any way, as guarantor, principal payor, co-obligor and debtor jointly and severally with Purchaser, guarantees in favor of Seller the payment of all amounts due under this the terms of this Agreement (“Guarantee”).

Paragraph One - Guarantor hereby represents to be legally capable and able to provide the Guarantee, and irrevocably and irreversibly accepts to be the principal payer and jointly and severally responsible for any and all current and/or future, principal and/or accessory obligations due under the terms of this Agreement.

Paragraph Two - In case of Purchaser’s default, pursuant to article 397 of the Civil Code, Guarantor shall pay the amount due for the Contracted Electricity within fifteen (15) calendar days after receiving a written notice from Seller to Guarantor informing that Purchaser is in default.

Paragraph Three - Guarantor expressly waives the benefit of privilege under Article 827 do Código Civil, and no objection or opposition by Purchaser may be admitted or invoked by Guarantor with the intent to be released from its obligations to Seller.

Paragraph Four - This Guarantee shall become effective on the date of execution of this Agreement and will remain valid in all its terms until the date of full settlement of the amount due for the Contracted Electricity for all the Supply Period.

Paragraph Five - Guarantor hereby represents that it has read and agrees with the provisions of this Agreement in its entirety, and is aware of all its terms and conditions.

TITLE VIII - ACT OF GOD OR FORCE MAJEURE, AND RATIONING

Chapter I - Act of God or Force Majeure

Section 24 - In the event that any Party is prevented from performing any of its obligations under this Agreement due to an Act of God or Force Majeure, pursuant to article 393 of the Brazilian Civil Code, this Agreement shall remain in force, but the obligations affected by the Act of God or Force Majeure shall be suspended for a period equal to the duration of the said events and proportionally to their effects.

Paragraph One - The Party affected by the occurrence of an Act of God or Force Majeure shall notify the fact to the other Party within no longer than forty-eight (48) hours from the date of the event, upon written notice including (i) detailed description of the Act of God or Force Majeure; (ii) and information about its nature, the extent to which such event jeopardizes the performance of its obligations under this Agreement; and (iii) the estimated period during which the Act of God or Force Majeure will prevent the affected Party from performing its obligations suspended by such event. The suspension of the obligations as a result of Act of God or Force Majeure shall not release the affected Party from its obligation to deliver the volumes agreed or to pay the amounts due in relation to the period prior to the occurrence Act of God of Force Majeure and/or in respect of obligation not affected by the Act of God or Force Majeure.

Paragraph Two - The Party affected by the Act of God or Force Majeure undertakes to take all measures within its reach to overcome the effects arising from the Act of God or Force Majeure that prevent it from performing its obligations, or to mitigate the extension of such effects aiming at the performance, even if partially, of its obligations under this Agreement.

Paragraph Three - On the occasion on which the Act of God or Force Majeure ceases, the affected Party shall notify the fact to the other Party within forty-eight (48) hours, upon written notice, and immediately resume the performance of its obligations under this Agreement.

Paragraph Four - For purposes of this Agreement, under no circumstances the occurrence of any of the events listed below shall be deemed Force Majeure or Act of God:

i.	problems and/or difficulties of economic and financial nature by any Party;

ii.	any measure from any Competent Authority which either Party could have avoided if it had complied with the applicable law;

iii.	insolvency, liquidation, bankruptcy, court-supervised or out-of-court reorganization, restructuring, closing, termination or similar event, of one Party, companies of its Economic Group or third parties;

iv.	Purchaser’s loss of market or its inability to use the Contracted Electricity;

v.	the possibility of Seller or Purchaser, respectively, selling or purchasing the Contracted Electricity in the market with prices more favorable than those agreed hereunder;

vi.	strikes, manifestos or commotions of employees or contractors of the Parties or companies of their Economic Groups;

vii.	variations in the PLD or any type of change in its calculation methodology or definition of the minimum and maximum limits or even calculation and accounting of hours, as well as price variations in the Free Market or even in the Captive Market.

viii.	CCEE’s refusal to account for and/or settle this Agreement as a result of proven action or omission by any of the Parties;

ix.	default or early termination of other electricity sale and purchase agreements entered into by the Parties with third parties;

x.	variations in demand for electricity by consumers/clients of the Parties, or general variations in demand in the Free Contracting Environment (ACL);

xi.	changes in the market conditions in which the Parties operate;

xii.	imposition of government restrictions on the execution of this Agreement, as a result, for example, of electricity rationing programs, provided that no order from competent authority making the execution of the Agreement unfeasible is contemplated hereby.

Paragraph Six - If any Party hereto erroneously claims the occurrence of Act of God or Force Majeure to escape from performing any obligation hereunder, the other Party will be entitled to terminate this Agreement, and the Party giving rise to termination shall be subject to the penalties provided for in this Agreement.

Paragraph Six - The occurrence of an Act of God or Force Majeure so recognized will imply the suspension of Seller’s obligation to deliver the volumes of Contracted Electricity and, consequently, the suspension of Purchaser’s obligation to pay therefor. The suspension of the obligations will continue for the same period as the Act of God or Force Majeure continues, and will not give rise to automatic extension of the Supply Period.

Chapter II - Rationing and Rationalization

Section 25 - The contractual responsibilities, in the event of electricity rationing, shall be governed by the Applicable Law and/or the Sale Procedures and Rules that may be determined by the Competent Authority.

Sole Paragraph - In the event of a rationing decree, and if there are no rules to be applied to a given affected transaction nor any provision in the Sales Rules and Procedures to regulate the subject, the respective transaction shall immediately suffer a reduction in the quantity of Contracted Electricity and in the corresponding payment, in the exact proportion of the consumption reduction target that may be adopted for the relevant Submarket or the Purchaser Consumer Unit (if applicable), during the period in which the rationing continues.

TITLE IX - IRREVOCABILITY

Section 26 - Except as provided for in Section 27 below, this Agreement is executed on an irrevocable and irreversible basis to be effective during the Supply Period, pursuant to Section 6.

TITLE X - EVENTS OF EARLY TERMINATION, LIABILITY AND INDEMNITY

Chapter I - Early Termination Events

Section 27 - Notwithstanding the irrevocable and irreversible nature of the Agreement, the non-breaching Party may terminate the Agreement upon prior notice to the breaching Party. The breaching Party shall be entitled to a period of five (5) business days, per event, from the receipt of the aforementioned notice to cure a breach of financial obligations, and fifteen (15) business days to cure a breach of non-financial obligations, except in the case of subsection i. below. This Agreement may be early terminated by the non-breaching Party in the event of any of the following circumstances:

i.	In the event of filing for bankruptcy, dissolution, or judicial or extrajudicial liquidation of the other Party or in the event of court-supervised or out-of-court reorganization of the other Party;

ii.	If the other Party fails to obtain any legal, governmental, or regulatory authorization that is essential for the performance of the activities or obligations under this Agreement at the beginning of the Supply Period, or may have it revoked, including, but not limited to, the permit to conduct its business, or may have its rights as CCEE member suspended;

iii.	If the registration of the Agreement by Seller is canceled or adjusted in whole or in part by CCEE or by Competent Authority, and Seller has not registered in favor of Purchaser another electricity sale and purchase agreement covering the obligations assumed in this Agreement;

iv.	If the guarantees set out in this Agreement are not provided or are not renewed, supplemented and/or do not remain in force, as provided for in the Agreement;

v.	In event that Seller does not register and validate Contracted Electricity with CLIQCCEE, according to the terms hereof;

vi.	In the event of a change in the control of one of the Parties in disagreement with the conditions required under Title XIV of this Agreement;

vii.	Breach by the other Party of any of its obligations under this Agreement, subject to the cure period provided for in the main provision hereof; and

viii.	Failure by any of the Parties to comply with the provisions of Section 38 will result in immediate termination of the Agreement, regardless of prior notice.

Paragraph One - The Agreement shall be deemed terminated upon expiration of the period of time provided for in the main provision of this Section.

Paragraph Two - Upon termination of this Agreement, the breaching Party shall release the other Parties from any obligation and liability under this Agreement, including those to CCEE and to third parties, and shall pay any of the penalties provided for in this Agreement.

Paragraph Three - The termination of this Agreement does not release Purchaser from the obligation to pay for the Contracted Electricity that has been actually delivered by Seller until the date of termination.

Paragraph Four - After the termination of this Agreement, Seller will change to zero the quantities of Contracted Electricity and registered with the CCEE for the remaining Supply Period and will terminate this Agreement in accordance with the Procedures of this Agreement and the Sales Procedures, and Seller shall also validate the necessary adjustments for termination of the Agreement within one (1) business day after notice by Seller.

Paragraph Five - The Parties hereby acknowledge that breaches of obligations related to the registration and validation of this Agreement with CCEE will not be considered as a case of termination of the Agreement, so long as the Parties have paid the financial amounts due under the Agreement, including within the deadlines for payment of financial compensation set forth in Section 13 of this Agreement.

Chapter II - Replacement of Consumer Units

Section 28 - Purchaser shall be entitled to replace one or more Consumer Units listed in Annex III, without this resulting in an event of termination, with one or more other Consumer Units that are not listed therein, provided that such new Consumer Unit or such new Consumer Units are located in the same Submarket as the replaced Consumer Unit and have the same consumption characteristics as the one to be replaced. For such purpose, Purchaser shall send a notice to Seller in accordance with Section 77 below, identifying (i) the Consumer Unit to be replaced; (ii) complete data of the new Consumer Unit with corporate name, CNPJ, state registration, address and Submarket; and (iii) the estimated time schedule for such replacement.

Paragraph One - Seller shall have five (5) business days to verify the compliance of Purchaser’s request and to send an answer.

Paragraph Two - If the request meets the characteristics required above, Seller shall make the necessary adjustments in order to have the replacement Consumer Units reflected in the subsequent bills.

Chapter III - Seller’s Default under the Supply Agreement

Section 29 - In the event of any default by Seller that results in the need to terminate within the scope of the Supply Agreement, this Agreement will be automatically assigned to the Primary Supplier, which will be subrogated in all rights and obligations arising from this Agreement, except for management services. The Parties hereby represent that they will perform all acts necessary for the consummation of the assignment of this Agreement.

Paragraph One - Considering that the above provision is exclusively intended to maintain the supply of Contracted Electricity to Purchaser, Purchaser and Seller agree that, in the event of the above provision, no fines or penalties will be charged to the Seller.

Paragraph Two - In the event of application of the head provision of this Section 29, Purchaser shall adjust the terms of this Agreement in order to exclude the provisions pertaining to the management service, jointly with the Primary Supplier.

Paragraph Three - Also in the event of application of the head provision of Section 29 above, without prejudice to the adjustment provided for in paragraph two above, this Agreement will become effective subject primarily to the terms of Title XV, with all other sections and conditions of the Agreement that do not conflict with the sections of the said Title being ratified.

Chapter IV - Liability, Fine and Indemnity

Section 30 - In the event of termination, the Party giving rise to termination shall pay the other Party a non-compensatory fine for early termination in the amount equivalent to thirty percent (30%) of the remaining amount of the Agreement, plus compensation for any difference between the Contract Price and the electricity market prices, as provided for in Section 31.

Sole paragraph - The amount of the non-compensatory fine referred to in the head provision of this section shall be calculated according to the formula below:

[***]

Section 31 - Without prejudice to the non-compensatory fine provided for in the Section above, the Party giving rise to termination shall pay the other Party financial compensation for direct damages that shall be calculated based on the price for replacement of the Contracted Electricity volume, as provided in the paragraphs of this Section.

Paragraph One - If early termination of this Agreement is caused by Purchaser and the Replacement Electricity Price is lower than the Contract Price, Purchaser shall pay Seller compensation calculated as follows:

Paragraph Two - If early termination of this Agreement is caused by Seller and the Replacement Electricity Price is greater than the Contract Price, Seller shall pay Purchaser compensation calculated as follows:

Paragraph Three - It is hereby understood and accepted that, if the difference between the contract price and the Replacement Electricity price, or vice versa, is negative, there will be no direct damages, but a non-compensatory fine will apply as provided for in Section 30.

Paragraph Four - The liability of each Party under this Agreement shall, in any event, be limited to the amount established in this chapter, and neither Party shall be under any obligation to indemnify the other for any indirect damages, including, but not limited to, consequential damages, punitive damages, loss of profits, pain and suffering, loss of a chance/opportunity or any other indemnity of any nature arising from the facts resulting in fine and consequential damages.

Paragraph Five - Termination of this Agreement shall not exempt the Parties from obligations due until the termination date, and shall not affect nor limit any right that, expressly or by its nature, should remain in force after termination or that may result from termination.

TITLE XI - PARTIES’ OBLIGATIONS

Section 32 - The termination of this Agreement’s term of effectiveness shall not affect any rights or obligations arising before such event or the obligations or rights of any Party, even if they are exercised or complied with after termination of the Agreement.

Section 33 - Without prejudice to the other obligations established herein, the Parties undertake:

a)	Strictly abide by and comply with any Law applicable to their businesses and/or operations to be conducted under this Agreement;

b)	Obtain and keep valid and in force, during the term of effectiveness of this Agreement, all licenses and permits required for the conduction of their business and/or performance of their obligations under this Agreement, except where any change is made in such status by the Competent Authorities, within the attribution of their powers, in which case the Parties undertake to seek a contractual alternative to preserve the economic and financial effects of the Agreement as close as possible to what was originally agreed upon; and

c)	Notify the other Party within no longer than forty-eight (48) hours from the date when it gets knowledge of any event of any nature which might pose a threat to the full and timely performance of the obligations under this Agreement.

Sole Paragraph - In the event that Seller is unable to manage Contracted Electricity, the Parties hereby undertake to renegotiate the terms agreed hereunder, guaranteeing the delivery of the Contracted Electricity to Purchaser and excluding the management services described in this Agreement. Likewise, if Seller does not receive authorization to operate as a retailer or, for any other reason, Purchaser units are not converted into retail units, the Parties undertake to renegotiate the terms agreed herein in order to resolve on the termination of the management services and renegotiation of electricity prices to maintain the contractual balance between the Parties.

TITLE XII - RESOLUTION OF DISPUTES

Section 34 - A dispute is initiated when a Dispute Notice is sent by one Party to the other.

Section 35 - In the event of any dispute or controversy arising from this Agreement, the Parties hereby agree to use their best efforts to resolve it amicably by means of negotiations in order to reach a fair and satisfactory solution acceptable to both of them within up to fifteen (15) days from the sending of the Dispute Notice by one Party to the other.

Sole Paragraph - The sending of a Dispute Notice by one of the Parties does not release it from performing any of its obligations hereunder, and any corrections that may be necessary shall be made at the end of the negotiation or conflict-solving process adopted.

Section 36 - The Parties elect the courts of the Judicial District of the City of São Paulo, State of São Paulo, to resolve any disputes related to this Agreement, with express waiver of any other, however privileged it may be.

TITLE XIII - CONFIDENTIALITY AND ANTICORRUPTION

Section 37 - Each Party agrees that all information and data made available to the other Party will be deemed confidential as provided for in this Agreement, and no Party shall disclose any such information to any third party without the prior written approval of the other Party, provided that:

a)	This Section will not apply to information that is in the public domain;

b)	This Section will not apply in the event of information provided to ANEEL or CCEE or any other Competent Authority that may require it, in accordance with the Law, court order or determination of any government body or authority, as well as the financial institutions that will act in the issue of the Performance Bond and guarantee of long-term financing. In this case, the disclosing Party will only disclose confidential information as strictly required by the court order or legal determination; and

c)	This Section will not apply if the information is sent to public or private financial institutions, so long as in compliance with the confidentiality duty of this Section.

Section 38 - The Parties shall keep strictly secret the performance resulting from this Agreement and shall ensure that their employees, agents, representatives, service providers and the like also keep secret every information related to or belonging to any of the Parties and/or jointly developed by them.

Section 39 - The Parties hereby represent that they are aware of, know and understand the terms of the Brazilian anticorruption law or any other applicable provisions of this Agreement, especially Law 12.846/2013 and Decree 8.420/2015 (“Anti-corruption Rules”), and undertake to refrain from any activity that constitutes a violation of the provisions of these Anticorruption Rules.

Paragraph One - The Parties, on their own behalf and on behalf of their managers, officers and agents, as well as their shareholders who may act on their behalf, undertake to conduct their business activities during the term of this Agreement in an ethical manner and in compliance with the applicable legal requirements. When performing this Agreement, neither Party nor their officers, employees, agents or shareholders acting on their behalf shall give, offer, pay, promise to pay, or authorize the payment of, whether directly or indirectly, any money or anything of value to any governmental authority, consultants, representatives, partners or any other third party, with the purpose of influencing any act or decision by the official or the government, or to assure any undue advantage or direct business to any person, which may violate the Anticorruption Rules.

Paragraph Two - Any failure by the Parties to comply with the Anticorruption Rules, in any aspect thereof, shall give rise to immediate termination of this instrument for cause, regardless of any notice, subject to the penalties provided for in this Agreement.

Paragraph Three - The parties hereby expressly represent that the amounts under this Agreement are not resulting from any unlawful activity. Thus, in order to ensure that the transactions carried out are not to conceal the proceeds from criminal activities, and that no funds will be used to perform unlawful acts, the necessary measures will be taken as required by Law No. 9613/98 and amendments to Law No. 12.683/2012. Accordingly, the transactions shall be carried out based on ethical principles and in full compliance with the laws and regulatory rules aimed at preventing money laundering and the financing of terrorism.

TITLE XIV - CHANGE IN CONTROL

Chapter I - Change in Direct and Indirect Control of the Seller

Section 40 - The change in direct and indirect control of Seller is permitted with the prior approval of Purchaser.

Section 41 - Any direct or indirect change in the shareholding structure of Seller that does not imply a change in control does not require Purchaser’s prior consent.

Chapter II - Change in Direct and Indirect Control of the Purchaser

Section 42 - The change in direct and indirect control of Purchaser is permitted without the prior approval of Seller, so long as the sections of this Agreement remain unchanged and the assignee fully assumes the obligations set out in this Agreement.

TITLE XV - SUBROGATION

Chapter I - Payment Conditions

Section 43 - In the event of the subrogation, the sections included in this Title shall prevail over all other provisions that conflict with or are contrary to them, with all other provisions hereof being ratified.

Sole Paragraph: For the avoidance of doubt, the Parties agree that, in the event of subrogation, the guarantees previously granted by the Parties under this Agreement will be extinguished and replaced by the guarantees provided for in this title.

Section 44 - Purchaser is aware that all current and/or future rights of [***] arising from, related to and/or under the Free Market Electricity Sale Agreements and the respective amendments thereto, were assigned under fiduciary assignment of credit rights in guarantee of obligations assumed with funding providers1 of the respective complex, and so Purchaser assumes the obligation to pay any and all amounts arising from this Agreement at the following financial institutions and in the following checking accounts described in the table below. The deposit obligation in the manner described will remain in effect until the notice, to be sent to Purchaser, of the full performance of Sellers’ obligations to the funding providers, as may be attested by them.

1 Fiduciary assignment of credit rights as guarantee of the obligations assumed (i) under the “Credit Facility Agreement No. 15.2.0516.1”, executed on November 13, 2015; (ii) under the “Credit Facility Agreement upon Transfer of Funds (On-Lending) by the Brazilian Development Bank (BNDES) No. 000050004280700”, executed on March 2, 2016; and (iii) under the “Private Instrument of Indenture of the Second (2nd) Issue of Simple Debentures, Not Convertible Into Shares, with Collateral Guarantee and Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Efforts, of Complexo Morrinhos Energias Renováveis S.A.”, executed on April 10, 2017; created under the “First Amendment and Restatement to the Agreement for Fiduciary Assignment of Credit Rights, Management of Accounts, and Other Covenants”, executed as of the date hereof by and between the Brazilian Development Bank – BNDES (“BNDES”), Itaú Unibanco S.A. (“Itaú”), Banco Santander (Brasil) S.A. (“Santander”), Banco Bradesco S.A. (“Bradesco”), and Oliveira Trust Distribuidora de Títulos e Valores Mobiliários S.A., as representative of the group of debenture holders of the second (2nd) issue of simple debentures, not convertible into shares, with collateral guarantee and additional personal guarantee, in a single series, for public distribution with restricted efforts, of [***] (“Oliveira Trust” and, jointly with BNDES, Itaú, Santander and Bradesco, “Guaranteed Parties”) and, as assignors, [***], [***], [***], [***], [***], and [***]. (“[***]” and, jointly with [***], [***], [***], [***], “Assignors”), with others as intervening parties (“Fiduciary Assignment Agreement”)

Assignor	CNPJ (National Corporate Taxpayer’s Register)	Bank	Branch	Account
[***]	[***]	[***]	[***]	[***]

Section 45 - Purchaser is aware that all current and/or future rights of [***] arising from, related to and/or under the Free Market Electricity Sale Agreements and the respective amendments thereto, were assigned under fiduciary assignment of credit rights in guarantee of obligations assumed with funding providers2 of the respective complex, and so Purchaser assumes the obligation to pay any and all amounts arising from this Agreement at the following financial institutions and in the following checking accounts described in the table below. Any changes in the terms and instructions of this Section 45 may only be made with the prior and written authorization of the guarantors.

[***]	[***]	[***]	[***]	[***]

Chapter II - Billing

Section 46 – The electricity will be billed on a monthly basis according to the Billable Monthly Electricity quantity, in megawatt-hours, and the Contract Price agreed under this Agreement, according to the formula below:

[***]

Section 47 - Purchaser shall pay all Sector Charges and Taxes for which it is responsible.

Section 48 - Considering that the Contracted Electricity is from an incentivized source, pursuant to Law No. 9.427/1996, Article 26, paragraph 1, the Parties are entitled to a rebate in the TUSD/TUST, according to the terms of the applicable Law and the Sales Rules and Sales Procedures.

2 We have irrevocably and irreversible given under fiduciary assignment to Itaú Unibanco S.A., Banco BTG Pactual S.A., Banco ABC Brasil S.A. and Banco Pine S.A., to ensure the payment of any obligations under the Guarantee Agreement and Other Covenants, dated March 29, 2018, as amended from time to time, all the credit rights of Lagoa do Barro Complex.

Paragraph one - If in a given Contract Month the TUSD/TUST Reduction Percentage delivered by the Primary Supplier on the sale of the Billable Monthly Electricity is less than the TUSD/TUST Reduction Reference Percentage established in Annex I, Purchaser shall send a debit note to the Primary Supplier with its bank details for payment.

[***]

Paragraph Two - If the TUSD/TUST Reduction Percentage occurs in the last month of supply, Purchaser shall send a debit note to the Primary Supplier with its bank details for payment, according to the parameters established in the previous paragraph.

Paragraph Three - Purchaser and the Primary Supplier represent that they freely agreed on this provision with regard to the formula given above and the reimbursement thereof, and that they are aware that due to the system of calculating the TUSD/TUST Reduction Percentages at CCEE, a time lag will occur. Purchaser and the Primary Supplier also represent that they know CCEE’s method of publishing and reviewing the TUSD/TUST Reduction Percentages and the possibility of reassessing and recalculating the price, considering the calculation of the TUSD/TUST of the last month of supply whenever such reviews are made.

Paragraph Four - In the event of a Percentage Reduction in the TUSD/TUST delivered by Seller, Purchaser shall issue a debit note stating the lower value of the actual operation and stating the reason for its issuance, and the number and date of the debit note, proportionally to the TUSD/TUST Reduction Percentage delivered, after exhaustion of all possibilities of disputing the rebate reduction before the CCEE.

Paragraph Five - In the event of republication or recalculation of the rebate matrix described in the head provision above, the Primary Supplier will issue a reimbursement debit note, stating the additional value of the actual operation and stating the reason for its issue and the number and date of original tax invoice, proportionally to the TUSD/TUST Reduction Percentage delivered, after exhaustion of all possibilities of disputing the rebate reduction before the CCEE.

Paragraph Five - Purchaser and the Primary Supplier hereby acknowledge that, in the event of any regulatory change that is proven to have a neutral effect on the adjustment and price conditions, no refund will be due and there will be no change in the Contract Price.

Paragraph Seven - The Primary Supplier shall not be liable for the financial reimbursement provided for in this Section as result of reduction in the TUSD/TUST rebate, which is proven to have been motivated by Purchaser, according to the Sales Procedures and Sales Rules.

Paragraph Eight - The temporary loss or reduction in the applicable TUSD/TUST rebate will not constitute Primary Supplier’s contractual default when reimbursed according to this Section.

Paragraph Nine - Purchaser and the Primary Supplier hereby agree that, under no circumstances described above, the amount attributed to the financial compensation resulting from the loss of the discount in the TUSD/TUST will be greater than the component (VPNAk) provided for in Annex I to this Agreement.

Chapter III - Seasonalization e Modulation

Section 49 - The conditions for making the distribution of the quantities of Contracted Electricity in the corresponding load levels through Seasonalization and Modulation, respectively, are established by the Parties in Annex I to this Agreement.

Sole Paragraph - By October 15 of each year, Purchaser will inform the Primary Supplier of the need to apply the seasonalization described in Section 49- above, at a cost of BRL[***] per MWh, and the seasonalization will be provided to Purchaser pursuant to the terms of Annex I to this Agreement.

Section 50 - The option to apply seasonalization in accordance with Section 49- will imply an increase of R$[***] to the base price established in Annex I.

Chapter IV - Flexibility

Section 51 - The Contracted Electricity shall be supplied by Seller to Purchaser on a monthly basis with a supply flexibility of up to [***]%upwards or downwards, as detailed in Annex I to this Agreement.

Section 51 - Purchaser shall provide the Primary Supplier, until the 2nd business day of each month, with the measurement data consolidated per Consumer Unit, listed in Annex III, collected from the SCDE system to determine the monthly consumption, plus losses equivalent to [***]% of the measured consumption. The measured electricity, plus losses, will be applied to the flexibilities for determining the Billable Monthly Electricity. This flexibility shall be exercised in accordance with Purchaser’s official consumption measurement reports - CCEE MED003 - or any future format that may replace it.

Paragraph One - If Purchaser, for any reason, in a given Contract Month, does not need [***]% of the Monthly Contracted Electricity, the Billable Monthly Electricity will be equivalent to at least [***] of the Monthly Contracted Electricity.

Paragraph Two - If Purchaser, for any reason, in a given Contract Month needs more than [***] of the Monthly Contracted Electricity, the Billable Monthly Electricity will be equivalent to at most [***]% of the Monthly Contracted Electricity.

Chapter V - Guarantees

Item I - Purchaser Guarantee

Section 53 - In order to ensure the faithful, timely and full performance of its current and/or future pecuniary, principal and accessory obligations related to the Contracted Electricity during all the Supply Period, Purchaser shall provide, upon the execution of the instrument of assignment of this Agreement, a financial guarantee in the form of a Bank Guarantee issued by top financial institutions classified as AAA (Bra) by Moody’s, Fitch or Standard & Poor’s, considering the billable amount equivalent to six (6) months of this Agreement, and shall be renewed periodically by Purchaser in order to remain valid until the full fulfillment of Purchaser’s obligations under this Agreement, plus 30 days after the Electricity Sale Agreement between Purchaser and the Primary Supplier. This guarantee shall be renewed every six months.

Paragraph One - Purchaser shall keep the guarantee valid, enforceable and sufficient during all the period for which it was issued, regardless of Primary Supplier’s notice.

Paragraph Two - Purchaser and the Primary Supplier hereby agree that in the event of termination due to Purchaser’s fault, the Primary Supplier may use the bank Guarantee provided to pay the penalties imposed on Purchaser.

Paragraph Three - Failure by Purchaser to fulfill its obligations to submit, maintain, reinforce or replace the guarantee will result in a default event by Purchaser, pursuant to the terms of this Agreement.

Paragraph Four - If Purchaser does not maintain its valid, enforceable and sufficient guarantee for the entire period for which it was issued, the Primary Supplier will be exempted from the obligation to register with CliqCCEE, on behalf of Purchaser, the Contracted Electricity volume corresponding to the six (6) months of the Supply Period under Section 11.

Item II - Primary Supplier Guarantee

Section 54 - Atlantic will fully guarantee this Agreement through the issue of a Corporate Guarantee Letter, under the terms of Annex V, valid from the date of its issue and until the full performance of the Primary Supplier’s obligations under this Agreement. This guarantee shall be provided within five (5) days from the receipt of notice of subrogation by Purchaser.

Paragraph One - The Primary Supplier shall keep the guarantee valid, enforceable and sufficient during all the period for which it was issued, as provided for in Annex V hereto, regardless of notice by Purchaser.

Paragraph Two - The Primary Supplier and Purchaser hereby agree that in the event of termination due to the Primary Supplier’s fault, Purchaser may use the Corporate Guarantee Letter provided by Atlantic to pay the penalties imposed on the Primary Supplier, upon written notice.

Paragraph Three - if Atlantic ceases to exist as result of a corporate restructuring, the Primary Supplier may offer a Corporate Guarantee Letter, in the form of Annex V, issued by its new direct or indirect controlling company, as an alternative guarantee.

Paragraph Four - In the event of non-performance of the guaranteed obligations on the dates on which they are due, according to the terms and conditions of this Agreement, and regardless of any act of enforcement or collection through execution proceedings, the Primary Supplier shall immediately arrange for the performance of the guaranteed obligations, within the no longer than five (5) business days from the date of receipt of notice sent by Purchaser informing the Primary Supplier’s non-compliance.

Paragraph Five - Failure by the Primary Supplier to comply with its obligations to provide, maintain, reinforce or replace the guarantee will be deemed a default according to the terms of this Agreement.

Paragraph Six - Purchaser and the Primary Supplier may register the guarantees provided by the other parties, each bearing their respective costs.

Chapter VI - Registration and Validation

Section 55 - The Primary Supplier shall register and update monthly in the CliqCCEE, on behalf of Purchaser, the total volume of Contracted Electricity corresponding to the period of six (6) months of the supply under this Agreement, within five (5) days after delivery of the guarantee referred to in Section 49 and 50, and Purchaser shall validate the said registration.

Paragraph One - Purchaser will be exempt from any contractual penalty or sanction if the Primary Supplier does not register the Contracted Electricity as provided for above.

Paragraph Two - if the Primary Supplier does not register the volume of Contracted Electricity within the deadlines set out in the electricity Sales Rules, the Primary Supplier shall bear the costs with financial settlement of the MCP, payment of penalties for exposure of electricity generation capacity and restoration of electricity in the immediately following accrual month. In the following accrual month, Purchaser hereby agrees to refund, within five (5) business days after the credit date of the Financial Settlement of the CCEE, the amount paid in relation to the electricity used to restore the generation capacity priced in the MCP.

Paragraph Three - The Primary Supplier will not suffer any penalty if Purchaser does not validate its electricity registration with CliqCCEE, except in cases where the Primary Supplier makes an incorrect registration of the Contracted Electricity volume, in which case the Primary Supplier shall be subject to the penalties and other liens provided for in this Agreement.

Paragraph Four - Without prejudice to the provisions of Paragraph Four above, if Purchaser does not validate the registration made by the Primary Supplier pursuant to the terms of this Agreement, Purchaser (i) shall remain obliged to pay the invoice for the respective month, and shall bear all direct costs and penalties directly resulting from the disregard of the amounts not validated in the accounting of the respective month, (ii) shall not be entitled to require from the Primary Supplier the registration of the Contracted Electricity paid and not registered in a month other than the one in which the consumption should occur, and (iii) shall not be entitled to demand from the Primary Supplier any type of indemnity or financial compensation for its omission to validate.

Paragraph Five - If the Primary Supplier correctly performs the registration of the electricity and Purchaser does not make the validation, (i) Purchaser may request a new computation through the CCEE or any other mechanism provided for in the Sales Rules and Commercialization Procedure to restore the registration of the Electricity for the period; or (ii) if Purchaser is not successful in the procedure provided for in item (i), the Primary Supplier shall transfer the lesser of the following amounts to Purchaser: (a) the net financial amount actually received, free of direct and indirect taxes, at CCEE in favor of the Primary Supplier. In this case, the amount shall be transferred to Purchaser upon issue of a debit note due and payable within five (5) business days after the amount is actually available in the Primary Supplier’s account; or (b) the amount of the tax invoice for electricity not validated in the reference month.

Paragraph Six - Purchaser shall grant a specific irrevocable power of attorney to Primary Supplier for the cancellation of the registration with CCEE, in the event of proven termination of the Agreement pursuant to Annex V.

Paragraph Seven - The irrevocability of the powers of attorney referred to in Paragraph Five above is a condition of this Agreement, and the revocation of the power of attorney by the grantor is null and void pursuant to article 684 and the sole paragraph of article 686 of the Civil Code.

Section 56 - In the event that the Primary Supplier does not register or adjust the Contracted Electricity due to Purchaser default, Purchaser shall not be entitled to the Contracted Electricity and/or to any complaint, and this Agreement may be terminated, and Purchaser shall pay the amounts relating to the fine and financial compensation provided for in Sections 30 and 31.

Section 57 - Without prejudice to the provisions of Sections 30 and 31 of this Agreement, if the registered quantity of Contracted Electricity is to be changed/adjusted by CCEE, in accordance with the Sales Procedures and Rules and as established in ANEEL Normative Resolution No. 622, of August 19, 2014, due to the Primary Supplier’s proven fault, the Primary Supplier undertakes to reimburse Purchaser upon debit note to be paid within up to five (5) business days after the date of its issue. The amount of reimbursement shall take into account the losses and damages duly proven resulting from the said adjustment, proportional to the amount of electricity canceled by the CCEE, including, but not limited to (i) amounts paid in the Short-Term Market; (ii) penalties for insufficient electricity generation capacity; and (iii) replacement electricity to be acquired by the affected Party. With respect to replacement electricity, Purchaser hereby agrees to refund, within up five (5) business days, the amount paid in relation to the electricity used to restore the generation capacity upon financial settlement.

Sole Paragraph - If the registration of the Agreement is definitely canceled by the CCEE, the Party giving rise to such cancellation shall pay the amounts provided for in Sections 30 and 31.

Chapter VI - Change in Direct and Indirect Control of the Primary Supplier

Section 58 - Change in direct and indirect control of the Primary Supplier is permitted, provided that Atlantic continues to directly or indirectly hold one hundred percent (100%) of the company that to which has been awarded the Project.

Section 59 - Corporate restructuring that results in a change, directly or indirectly, of Atlantic’s shareholding interest in the Primary Supplier is permitted, so long as within the economic group of Atlantic.

Section 60 - In the case of corporate restructuring within the economic group, according to Section 58 above, the new parent company of the Primary Supplier shall provide a corporate guarantee, pursuant to Annex V or another guarantee acceptable to Purchaser, and the new guarantee shall be maintained throughout the term of this Agreement.

Section 61 - Any direct or indirect change in the shareholding structure of the Primary Supplier not covered by Sections 58, 59 e 60 does not require Purchaser’s prior consent.

Chapter VIII - Change in Direct and Indirect Control of the Purchaser

Section 62 - Corporate restructuring that results in a change, directly or indirectly, in the control of Purchaser is permitted, so long as within the economic group of Purchaser.

CHAPTER IX - Miscellaneous

Section 63 - Purchaser and the Primary Supplier may not assign this Agreement and any and all of their rights hereunder, in whole or in part, without the express and written consent of the other Party, except as provided for in Sections 44 and 45 of this Agreement.

Paragraph One - For all legal purposes and effects, Purchaser hereby authorizes the Primary Supplier make a fiduciary assignment of credit rights from this Agreement in favor of lenders (creditors) of funds provided for the implementation of the wind power project, individually or jointly with other projects, including issue of debentures subject to a public offering with restricted distribution efforts, pursuant to the terms of the Instruction No. 476 of the Brazilian Securities and Exchange Commission, issued on January 16, 2009 (“Offering 476”), subject to the satisfaction of the requirements, cumulatively:

(i)	Purchaser is not required to sign any documents or take any new obligations other than those provided for in this Agreement.

(ii)	The respective lock of the Primary Supplier’s bank address or credit rights under this Agreement will not be used directly or indirectly to back securitization transactions in Brazil and/or abroad.

(iii)	The fiduciary assignment is made exclusively in favor of lenders (creditors) of funds provided for the implementation of a wind project, individually or jointly with other projects, including the issue of debentures subject to a public offering with restricted distribution efforts, pursuant to Instruction 476 of the Brazilian Securities and Exchange Commission, issued on January 16, 2009 (“Offering 476”), provided, however, that the fiduciary assignment of credit rights as guarantee of instruments (debt instruments or others) offered by means of a public, primary and/or secondary public offering is not permitted, according to the terms of Instruction No. 400 of the Brazilian Securities and Exchange Commission, issued on December 29, 2003, as amended (or any instruction succeeding it).

No mention is permitted to be made of the name of Purchaser, the Intervening Guarantor of Purchaser or the companies directly or indirectly controlling, controlled by, or under common control with any of them (“Related Parties”), or of this Agreement and its terms and conditions, except in the exhibits to the financing agreements and/or indenture that aim to list the credits assigned under fiduciary agreement to the creditors - so long as such exhibits guarantee the confidentiality of the commercial conditions provided for herein - and in any notice, by the Primary Supplier, to the underwriters of the offer, rating agencies and creditors or potential investors of the financings obtained for the project and respective advisors, provided that: (a) the notice is given to the extent as necessary to assess credit risk and enable the financing of the project in accordance with market practices for the respective type of operation; and (c) any notice given by the Primary Supplier regarding this Agreement, Purchaser and/or its Related Parties, expressly specify the fact that Purchaser’s obligations under this instrument are conditional upon the Primary Supplier’s full and timely performance of its obligations, thus constituting an obligation to do.

In any case: (a) the Primary Supplier is not permitted to use the logo of the companies of the Purchaser group and their Related Parties; (b) the use of the name of Purchaser and its Related Parties in any material other than those provided for herein by the Primary Supplier shall be subject to the prior and written consent of Purchaser; (c) the fiduciary assignment may only be offered by the Primary Supplier, according to the terms hereof, if there is no default by the Primary Supplier, Atlantic or the companies directly or indirectly controlling, controlled by or under common control with any of them, to Purchaser and its Related parties either according to this instrument or other instruments, or in compliance with the law, regulation or self-regulation; (d) under no circumstances will Purchaser and/or any of its Related Parties be required to disclose information concerning to them, including financial statements, or to certify the veracity, consistency, sufficiency or quality of the information provided; (e) the fiduciary assignment may not generate, for Purchaser or any of its Related Parties, any lien, cost, expense or additional disbursement requirement, in any form or in any way.

Paragraph Two: In no event, the fiduciary assignment of credit rights may be invoked to restrict or limit the exercise of any right granted to Purchaser under this Agreement.

Section 64 - This Agreement may not be changed nor any provision hereof waived other than by written amendment signed by Purchaser and the Primary Supplier, subject to the provisions of the applicable law.

Section 65 - No delay or forbearance by any of the Parties in relation to the exercise of any right, power, privilege, or remedy under this Agreement shall adversely affect such right, power, privilege, or remedy, nor shall it be deemed as a waiver or novation of such obligation(s).

Section 66 - Any notice or other communication by one Party to the other in respect of this Agreement shall be in writing, in Portuguese language, and addressed to the agent of each party named in Annex II, and may be delivered or sent by registered mail or electronic means, in any case with return receipt requested, at the addresses mentioned by them in the preamble of this instrument, or at the addresses they may expressly specify in the future. Any changes in the content of this Annex shall be notified by the Party at least fifteen (15) days in advance.

Section 67 - In the event that any of the provisions of this Agreement is deemed illegal, invalid or unenforceable, all the remaining provisions hereof shall not be affected and will continue in full force and effect. In any of the events set forth herein, the Parties hereby agree to search a provision to replace it which meets the goals of the provision deemed illegal, invalid or unenforceable, and which maintains, as far as possible, in all circumstances, the balance between the commercial interests of Purchaser and the Primary Supplier.

Section 68 - This Agreement contains or expressly refers to the entire understanding between Purchaser and the Primary Supplier in respect of its subject matter, and comprises all the prior agreements and understandings between the Parties concerning the subject matter hereof. Purchaser and the Primary Supplier agree and confirm that this Agreement is not entered by relying on any representation, warranty or other promise of the other Party other than those expressly provided for in this Agreement. The terms of this Agreement and Annexes hereto supersede all documents and negotiations previously made between Purchaser and Primary Supplier up to the date hereof regarding the subject matter of this Agreement

Section 69 - In the event of any subsequent change in Law that materially modifies the conditions of this Agreement, the Purchaser and the Primary Supplier hereby agree to execute an amendment to this Agreement in order to have it adapted to the supervening Law, so long as there is no provision in this Agreement to the contrary.

Paragraph One - In case it is necessary to amend this Agreement in order to make the financing of the Project viable, Purchaser and the Primary Supplier agree to discuss in good faith the respective changes, so long as such change does not result in any additional lien to Purchaser.

Paragraph Two - Purchaser and the Primary Supplier expressly represent to have full knowledge of the Law and regulations applicable to the sale of electricity in the Free Contracting Environment (ACL), especially the sale and purchase of electricity, acquisition of volume of use of network and connection with the distribution system.

Section 70 - This Agreement is recognized by Purchaser and the Primary Supplier as an enforcement deed, pursuant to Article 784, section III, of the Brazilian Code of Civil Procedure, for collection of overdue amounts.

Chapter VIII - COMMERCIAL CONDITIONS OF THE OPERATION

Section 71 - In the event of the subrogation hereunder, the COMMERCIAL CONDITIONS OF THE OPERATION shall become effective, as shown in the table below:

TERMS AND CONDITIONS FOR THE SALE OF ELECTRICITY
Seller's CNPJ	[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Intervening Guarantor of Sellers	[***]
CNPJ/MF	[***]
Address	[***]
Purchaser
Intervening Guarantor of Sellers
CNPJ/MF
Address

COMMERCIAL CONDITIONS OF THE OPERATION

Supply Period	From 12:00 a.m. on January 1, 2022, to midnight on December 31, 2034
Type of Electricity Source	[***]% Incentivized
Delivery Point	Center of gravity of the [***] Submarket
Contracted Electricity	Start Date	Quantity in Average MW	Price (BRL/MWh)
	2022	13.42	[***]
	2023	13.42	[***]
	2024	13.42	[***]
	2025	13.42	[***]
	2026	13.42	[***]
	2027	13.42	[***]
	2028	13.42	[***]
	2029	13.42	[***]
	2030	13.42	[***]
	2031	13.42	[***]
	2032	13.42	[***]
	2033	13.42	[***]
	2034	13.42	[***]
Monthly Flexibility	+/-[***]%
Annual Seasonalization	+/-[***]%. Seller will send Purchaser, by the 20th day of the month October of each year of the Supply Period, a suggestion of the intended seasonalization curve for the following year, subject to the Contracted Electricity quantities defined in this Annex. Purchaser shall, within five (5) business days, approve the seasonalization curve suggestion sent by Seller or indicate a new curve to be adopted, provided that the silence of Purchaser during the said period shall be presumed as its acceptance of the suggestion made by Seller.
Modulation	FLAT
Losses	([***]%)
Amount of Reimbursement in the event of Loss of TUSD/TUST Rebate	BRL[***]/MWh (Base Date October 1, 2019, and adjusted according to the positive accumulated variation of the IPCA Index in January of each year).
Issue of Tax Invoice	Up to the 3rd business day of the month following the month of supply.
	For the purposes of this Term of Reference, for the purposes of counting time periods in business days, the respective days of such period according to banking calendar in the City of São Paulo, State of São Paulo.
Payment Date	The payment date will be the 7th business day of the month following the month of supply or, if it is not a business day on which the barks are opened for business in the City of São Paulo, State of São Paulo, then on the next following business day.

Section 72 – Communication Channels:

1. Purchaser Identification	Name:
Address:
CNPJ:
	Phone:	Facsimile:	N/A
	Email:	Email:
	Email:	GN Email:
Contact - Agreements	Mailing address
Contact
Email
Phone:
Contact - Billing	Contact
Email
Phone:
Identification of Intervening Party	Company Name
CNPJ (National Corporate Taxpayer's Register)
State Registration No.
Contact:
Email
2. Identification of the Primary Supplier	Company Name	[***]
Contact – Agreements	Mailing address	[***]
	Contact	[***]
	Email	[***]
[***]
	Phone:	[***]
Contact - Billing	Contact	[***]
	Email	[***]
[***]
	Phone:	[***]

TITLE XVI - MISCELLANEOUS

Section 73 - The Parties shall comply with all federal, state and municipal legal requirements regarding occupational safety, hygiene and health; environment and social rights.

Section 74 - Purchaser and Seller may not assign or transfer to third parties, in whole or in part, their rights and obligations under this Agreement, without the express and written consent of the other Party, as well as the express authorization of the Primary Supplier.

Section 75 - This Agreement may not be changed, nor any provision hereof waived other than by written amendment signed by the Parties, subject to the provisions of the applicable law.

Section 76 - No delay or forbearance by any of the Parties in relation to the exercise of any right, power, privilege, or remedy under this Agreement will adversely affect such right, power, privilege, or remedy or be deemed as a waiver or novation of such obligation(s).

Section 77 - Any notice or other communication by one Party to the other in respect of this Agreement shall be in writing, in Portuguese language, and addressed to the agent of each party named in Annex II, and may be delivered or sent by registered mail or electronic means, in any case with return receipt requested, at the addresses mentioned by them in the preamble of this instrument, or at the addresses they may expressly specify in the future. Any changes in the content of this Annex shall be notified by the Party at least fifteen (15) days in advance.

Section 78 - In the event that any of the provisions of this Agreement is deemed illegal, invalid or unenforceable, all the remaining provisions shall not be affected and will continue in full force and effect. In any of the events set forth herein, the Parties hereby agree to search a provision to replace it which meets the goals of the provision deemed illegal, invalid or unenforceable, and which maintains, as far as possible, in all circumstances, the balance between the commercial interests of Purchaser and the Primary Supplier.

Section 79 - This Agreement comprises or expressly refers to the entire understanding between the Parties in respect of its subject matter, and it covers all the prior agreements and understandings between the Parties concerning the subject matter hereof. Each Party agrees and confirms that this Agreement is not entered by relying on any representation, warranty or other promise of the other Party other than those expressly provided for in this Agreement. The provisions of this Agreement and Annexes hereto supersede all documents and negotiations previously made between Parties up to the date hereof regarding the subject matter of this Agreement

Section 80 - In the event of any subsequent change in Law that materially modifies the conditions of this Agreement, the Parties hereby agree to execute an amendment to this Agreement in order to have it adapted to the supervening Law, so long as there is no provision in this Agreement to the contrary.

Sole Paragraph - The Parties expressly represent to have full knowledge of the Law and regulations applicable to the sale of electricity in the Free Market Environment (ACL), especially the sale and purchase of electricity, acquisition of amount of use of network and connection with the distribution system.

Section 81 - This Agreement is acknowledged by the Parties as an enforcement deed, pursuant to article 784, section III, of the Brazilian Code of Civil Procedure, for collection of overdue amounts.

Section 82 - This Agreement shall be governed and construed, in all its respects, according to the Brazilian Law.

In witness whereof, the Parties execute this Agreement in two (2) counterparts of equal form and content and with the same effect, before the two (2) undersigned witnesses.

São Paulo/State of São Paulo, December 31, 2019

(Remainder of page intentionally left blank. Signatures on next page)

SENDAS DISTRIBUIDORA S.A. (“ASSAÍ ATACADISTA”)

Purchaser

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

DocuSigned by:

(sgd)

248C9A8BB10240D

Name: Anderson Barres Castilho

Title: title

Individual Taxpayer’s Register (CPF): [blank]

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Intervening Guarantor

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA.

Seller

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[***]

Primary Suppliers

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[blank]

Name: [blank]

Title: [blank]

Individual Taxpayer’s Register (CPF): [blank]

Witnesses:

DocuSigned by:

(sgd)

28BF4F82989F4AF

Name: Lucas Attademo

CPF 107.946.217-16

[blank]

Name: [blank]

Individual Taxpayer’s Register (CPF): [blank]

[Signature page of the Electricity Sale Agreement for the period from January 1, 2022, to December 31, 2034, executed on December 27, 2019, by and between SENDAS DISTRIBUIDORA S/A. (ASSAÍ ATACADISTA) and GREENYELLOW SERVICOS E COMERCIALIZACAO DE ENERGIA LTDA., with Companhia Brasileira de Distribuição as intervening guarantor of Purchaser, and also with ATLANTIC ENERGIAS RENOVÁVEIS S.A. and its Affiliates as Primary Suppliers]